                                   EXHIBIT 4.3

              EMPLOYEES AND CONSULTANTS STOCK OPTION AGREEMENT/PLAN


     SUPERGEN, INC., a California corporation (the "Company"), hereby grants to _________________ ("Optionee") a Nonqualified Stock Option (the "Option") to purchase a total of _______ shares of Common Stock (the "Shares") of the Company, at the price determined as provided herein.

     1. NATURE OF THE OPTION. This Option is intended by the Company and Optionee to be a "Nonqualified Stock Option" and does not qualify for any special tax benefits to the Optionee. (See Section 13 below.)

     2. EXERCISE PRICE. Subject to Section 11 below, the exercise price is $_____ for each share of Common Stock subject to this Option for a total exercise price of $________.

     3. EXERCISE OF OPTION. This Option shall be exercisable during its term as follows:

          (i)  RIGHT TO EXERCISE.

               (a) Subject to Subsections 3(i)(b), (c) and (d) below, ______ of the total number of shares subject to this Option shall become exercisable on _____________ and ______ of the total number of shares subject to this Option shall become exercisable on each anniversary thereafter until all of such shares are exercisable.

               (b)  This Option may not be exercised for a fraction of a Share.

               (c) In the event of Optionee's death, disability or other termination of employment or consulting relationship, the exercisability of the Option is governed by Sections 7, 8 and 9 below, subject to the limitations contained in subsection 3(i)(d).

               (d) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 12 below.

          (ii) METHOD OF EXERCISE. This Option shall be exercisable by written notice in the form attached hereto as EXHIBIT A, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the President of the Company. The written notice shall be accompanied by payment of the exercise price. The Option shall be deemed exercised only upon receipt by the Company of such written notice accompanied by the exercise price.

          No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

     4. OPTIONEE'S REPRESENTATIONS AND RESTRICTIONS ON TRANSFER. Optionee hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"), Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall only apply to the first registration statement of the Company to become effective under the Securities Act which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

     5. METHOD OF PAYMENT. Payment of the purchase price shall be made by cash or check.

     6. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations (Regulation G) as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     7.   TERMINATION OF RELATIONSHIP.   Subject to the provisions of Sections 8
and 9 below, in the event Optionee is no longer an employee or consultant of the Company, Optionee may, but only within twelve (12) months after the date Optionee ceases to be an employee or consultant (but in no event later than the date of expiration of the term of this Option as set forth in Section 12 below), exercise this Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the entire Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

     8. DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 7 above, in the event Optionee ceases to be an employee or consultant of the Company as a result of Optionee's permanent and total disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within six (6) months from the date such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 12 below), exercise this Option to the extent Optionee was entitled to exercise it at the date of such termination. Following termination of employment due to disability, to the extent that Optionee was not entitled to exercise the entire Option at the date of such termination, or if Optionee


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


does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

     9. DEATH OF OPTIONEE. In the event of the death of Optionee, this Option may be exercised at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 12 below) by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the unexercisable portion of the Option shall immediately terminate. If after the death of Optionee, to the extent Optionee's estate or person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate.

     10. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

          (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each Optionee shall be notified as soon as practicable prior to the effective date of such proposed transaction. The Board in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Board may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

          (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If an Option is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     12. TERM OF OPTION. This Option may not be exercised more than ten (10) years from the date of grant of this Option, and may be exercised during such term only in accordance with the terms of this Option.

     13. TAX CONSEQUENCES. Set forth below is a brief summary as of the date of this Option of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES. OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

          (i) EXERCISE OF NONQUALIFIED STOCK OPTION. There may be a regular federal income tax liability and a California income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price.


          (ii) DISPOSITION OF SHARES. If Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal and California income tax purposes.



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


DATE OF GRANT:                          SUPERGEN, INC.
               ------------------



                                   By:
                                       -------------------------------------

                                   Title:
                                         -----------------------------------

     OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO
SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT OF THE COMPANY AT THE WILL OF THE COMPANY. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF SERVICES AS AN EMPLOYEE OR CONSULTANT OF THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S SERVICES AS AN EMPLOYEE OR CONSULTANT AT ANY TIME, WITH OR WITHOUT CAUSE.

     Optionee hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed this Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated:
      -----------------


                                   --------------------------------------

                                   -----------------------------, Optionee

                                   Residence Address:

                                   --------------------------------------
                                   --------------------------------------




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                                    EXHIBIT A

                                 EXERCISE NOTICE

SUPERGEN, INC.
6450 Hollis Street
Emeryville, California 94608
Attention:  President

     1. EXERCISE OF OPTION. Effective as of today, ____________________,the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "Shares") of SUPERGEN, INC. (the "Company") under and pursuant to the Company's Employees and Consultants Stock Option Agreement/Plan dated __________________ (the "Option Agreement").

     2. REPRESENTATIONS OF OPTIONEE. Optionee acknowledges that Optionee has received, read and understands the Option Agreement and agrees to abide by and be bound by its terms and conditions.
     3. RIGHTS AS SHAREHOLDER. Subject to the terms and conditions of this Exercise Notice and the Option Agreement (the "Agreement"), Optionee shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Optionee delivers full payment of the exercise price until such time as Optionee disposes of the Shares. Upon exercise of the Shares, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

     4. TAX CONSULTATION. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

     5.   MARKET STANDOFF AGREEMENT.    Optionee hereby agrees that if so
requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the 1933 Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the 1933 Act; provided, however, that such restriction shall only apply to the first registration statement of the Company to become effective under the 1933 Act which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the 1933 Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

     6. MISCELLANEOUS. The Company may assign any of its rights under this Agreement, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns. Any dispute regarding the interpretation of this

Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board shall be final and binding on the Company and on Optionee. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at the address such party may designate in writing from time to time to the other party. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement. Optionee herewith delivers to the Company the full exercise price for the Shares. The Option Agreement is incorporated herein by reference. This Agreement constitutes the entire agreement of the parties and supersedess in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. This Agreement is governed by California law except for that body of law pertaining to conflict of laws.

Submitted by:                           Accepted by:

OPTIONEE:                          SUPERGEN, INC.
          -----------------------


- ---------------------------------- By:
          (Signature)                 ----------------------------
                                   Its:
                                       ---------------------------

Address:                           Address:

- ---------------------------------  6450 Hollis Street
- ---------------------------------  Emeryville, California 94608



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